                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts," "Summary Condensed Consolidated Financial Data" and "Selected Consolidated Financial Data" and to the use of our reports dated June 4, 1996 in the Registration
Statement (Form S-4 No. 333-     ) and related Prospectus of Urohealth Systems,
Inc. for the registration of $110,000,000 principal amount of 12 1/2% Senior Subordinated Notes due 2004 of Urohealth Systems, Inc. and to the incorporation by reference therein of our reports dated June 4, 1996, with respect to the consolidated financial statements and schedule of Urohealth Systems, Inc. included in its Transition Report (Form 10-K/A) for the nine months ended March 31, 1996, filed with the Securities and Exchange Commission.

                                          /s/        ERNST & YOUNG LLP
                                          --------------------------------------
                                                    ERNST & YOUNG LLP

Orange County, California
April 30, 1997